FutureFuel Corp

Lee E. Mikles

May 24, 2011

FUTUREFUEL™

"Superior chemistry, Sustainable fuels."

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel's current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as "believe," "do not believe," "plan," "expect," "intend," "estimate," "anticipate," and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission, or in press releases, or in oral statements made by or with the approval of one of FutureFuel's authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in FutureFuel's Form 10-K Annual Report for the year ended December 31, 2010 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document which reflect FutureFuel's management's opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements.

All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.


Historical Revenues & Net Income
All $'s in 000's
250,000
200,000
150,000
100,000
50,000
-
25,000
20,000
15,000
10,000
5,000
-

	12/31/06	12/31/07	12/31/08	12/31/09	12/31/10
Revenues	150,770	169,788	198,330	196,711	219,183
Net Income	2,242	8,408	22,675	16,992	23,094

Revenues and net income totaled $55,241 and $2,716, respectively, for the three months ended March 31, 2011.

Note: The historical financial information depicted above has been derived from FutureFuel Chemical Company's "carve-out" financial statements as of and for the ten months ended October 31, 2006 (the period between January 1, 2006 and the date FutureFuel Corp. acquired FutureFuel Chemical Company), FutureFuel Corp.'s consolidated financial statements for the twelve months ended December 31, 2006, 2007, 2008, 2009 and 2010, and FutureFuel Corp.'s consolidated financial statements for the three months ended March 31, 2011.



Historical Adjusted EBITDA
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
All $'s in 000's
40,930
33,230
29,301
21,317
7,748
12/31/06
12/31/07
12/31/08
12/31/09
12/31/10
Adjusted EBITDA

Adjusted EBITDA totaled $8,882 for the three months ended March 31, 2011.

Note: The historical financial information depicted above has been derived from FutureFuel Chemical Company's "carve-out" financial statements as of and for the ten months ended October 31, 2006 (the period between January 1, 2006 and the date FutureFuel Corp. acquired FutureFuel Chemical Company), FutureFuel Corp.'s consolidated financial statements for the twelve months ended December 31, 2006, 2007, 2008, 2009 and 2010, and FutureFuel Corp.'s consolidated financial statements for the three months ended March 31, 2011.

Non-GAAP Financial Measures

In this presentation, FutureFuel used adjusted EBITDA as a key operating metric. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, and other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of FutureFuel's business. FutureFuel's calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel's chief operating decision makers to assess the performance of FutureFuel's business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel's operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table reconciling adjusted EBITDA with net income, the most directly comparable GAAP financial measure is as follows:

FutureFuel Corp.
Reconciliation of Non-GAAP Financial Measure
(Dollars in thousands) (Unaudited)

	For the twelve months ended December 31,					Three months ended March 31,
	2006	2007	2008	2009	2010	2011
Adjusted EBITDA	$ 7,748	$ 21,317	$ 29,301	$ 33,230	$ 40,930	$ 8,882
Depreciation and amortization	(8,161)	(4,712)	(5,800)	(7,517)	(7,564)	(1,911)
Non-cash share-based compensation	-	-	(849)	(873)	-	-
Interest income	3,365	3,567	2,965	403	1,135	776
Interest expense	(37)	(24)	(26)	(27)	(74)	(134)
Loss on disposal of property & equipment	(95)	(63)	(24)	(240)	(318)	(6)
Gains/losses on derivative instruments	22	(6,910)	9,519	488	(928)	(3,750)
Other, net	-	16	(90)	(18)	997	95
Income tax expense	(600)	(4,783)	(12,321)	(8,454)	(11,084)	(1,236)
Net income	$ 2,242	$ 8,408	$ 22,675	$ 16,992	$ 23,094	$ 2,716


2011 Biodiesel RIN Values
$
1.50
1.40
1.30
1.20
1.10
1.00
0.90
0.80
0.70
12/8
12/28
1/17
2/6
2/26
3/18
4/7
4/27
5/17
6/6

The price quotes presented above represent the daily price quote for biodiesel RINs from January 5, 2011 to May 13, 2011 as reported by IVG Energy.